Exhibit 10.1.48
AMENDMENT NO. 1
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT
This amendment modifies the Specialty Underwriters’ Alliance, Inc. Partner Agent Program Agreement by and between Company and Partner Agent, dated October 11, 2005 (the “Agreement”). Any capitalized terms defined in the Agreement and used herein shall have the same meaning in this Addendum as in the Agreement. Except as amended hereby, the Agreement remains in full force and effect after the date hereof and each of the parties by its execution hereof ratifies and confirms the provisions of said Agreement.
Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:
1.	Section VI, PREMIUMS AND ACCOUNTING, paragraph C. is deleted in its entirety and replaced with the following:

“All premiums collected by Partner Agent are the property of Company and shall be held in trust on behalf of Company in a fiduciary capacity. Partner Agent may commingle Company premium funds held by Partner Agent with premium funds held by Partner Agent on behalf of another company or person for a period not to exceed seven (7) calendar days, at which time any and all premium funds held by the Partner Agent on behalf of the Company shall then be deposited and maintained in an account separate and segregated from Partner Agent’s own funds or funds held by Partner Agent on behalf of any other company or person (the “Premium Trust Fund”). The Premium Trust Fund shall be placed in an interest bearing account in a bank and account approved by Company in advance. Unless Partner Agent has breached this Agreement, Partner Agent shall be authorized to retain the interest on the Premium Trust Fund. Company may request at any time, and Partner Agent shall provide, a reconciliation of the funds deposited in, and balance due to Company from the Premium Trust Fund.”
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to principles of conflicts of laws that would require application of the law of a jurisdiction other than the State of Delaware.
Signed this 13th day of December, 2005.
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

BY: /s/ WILLIAM LODER
NAME: William Loder
TITLE: Senior Vice President, Chief Underwriting Officer
PARTNER AGENT

BY: /s/ ROBERT J. AROWOOD
NAME: Robert J. Arowood
TITLE: President

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